Exhibit 10.73

FOURTH AMENDMENT
TO
TERM LOAN NOTE

This Fourth Amendment to Term Loan Note (“Amendment”) is entered into as of September 24, 2003, between Comerica Bank, successor-by-merger to Comerica Bank-California, successor-by-merger to Imperial Bank (the “Bank”), and Prospect Medical Holdings, Inc. (the “Borrower”).

RECITALS

This Amendment is being entered into in reference to the following facts:

The Borrower and the Bank entered into a Term Loan Note, dated as of October 25, 2000, in the original principal sum of $5,000,000 (as modified, amended, and supplemented to the date hereof, the “Note”), the outstanding principal balance of which is, as of the date hereof, $1,862,682.33. Capitalized terms used, but not defined herein, shall have the meanings ascribed thereto in the Note. The Bank and the Borrower desire to amend the Note in certain respects subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE 1 - AMENDMENTS

1.1                                 Amendment of Third Paragraph.                     The third paragraph of the Note is hereby amended and restated to read in its entirety as follows:

“Unless sooner due and payable under the provisions of the Credit Agreement, the principal amount of this Note shall be payable in equal consecutive monthly installments of $100,000 each, commencing on August 12, 2002, and continuing on the 12th day of each succeeding month until the Maturity Date at which time the entire unpaid principal balance of the Term Loan shall be due and payable in full.”

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Amendment, the Borrower represents, warrants, and covenants to the Bank as follows.

2.1                                 Borrower’s Representations and Warranties.   The Borrower has the power and authority and has taken all action necessary to execute, deliver and perform this Amendment and all other agreements and instruments executed or delivered to be executed or delivered in connection herewith and therewith and this Amendment and such other agreements and instruments constitute the valid, binding and enforceable obligations of the Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first above written.

“PAYEE”		“MAKER”

Comerica Bank		Prospect Medical Holdings, Inc.

By:	/s/ Stephanie D. McElroy	By:	/s/ R. Stewart Kahn
	Stephanie D. McElroy,		R. Stewart Kahn,
	Vice President		Executive Vice President